UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2004 (October 26, 2004)

Bright Horizons Family Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24699	62-1742957

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Talcott Avenue South, Watertown, MA 02472

(Address of principal executive offices) (Zip Code)

(617) 673-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 2.02 Results of Operations and Financial Condition

     On October 26, 2004, Bright Horizons Family Solutions, Inc. issued a press release regarding its financial results for the third quarter ended September 30, 2004. Included in the press release is a calculation of earnings before interest, taxes, depreciation and amortization (“EBITDA”). Management of the Company believes that EBITDA is a useful tool for comparing the Company’s operating results with the operating results of other companies in the childcare industry. We have provided EBITDA in previous earnings releases and believe that providing it now aids investors when they are comparing prior periods. EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States, and should not be considered as an alternative to net income for purposes of evaluating our results of operations. The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

     The following exhibit is furnished pursuant to Item 9.01 of Form 8-K:

99.1	Press Release dated October 26, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 26, 2004	BRIGHT HORIZONS FAMILY SOLUTIONS, INC.
	By:	/s/ Elizabeth J. Boland
Elizabeth J. Boland
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Earnings Press Release issued by Bright Horizons Family Solutions, Inc. dated October 26, 2004